UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Neurologix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Neurologix, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) dated April 29, 2011 with Dr. Michael G. Kaplitt.  The Letter Agreement amends, effective as of April 30, 2011, that certain Amended and Restated Consulting Agreement, dated as of April 25, 2005, by and between Dr. Michael G. Kaplitt and Neurologix Research, Inc., the predecessor by merger to the Company (as such agreement has been amended to date, the “Consulting Agreement”). The Letter Agreement extends, effective as of April 30, 2011, the term of the Consulting Agreement from April 30, 2011 to April 30, 2012. Dr. Kaplitt is one of the Company’s scientific co-founders and a member of its Scientific Advisory Board.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

      10.1           Letter Agreement dated April 29, 2011 between Neurologix, Inc. and Dr. Michael G. Kaplitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROLOGIX, INC.

Date: April 29, 2011

By: /s/ Marc Panoff
Name:  Marc L. Panoff
Title:  Chief Financial Officer, Secretary and Treasurer